Exhibit 99.1

BioSpecifics Reports Second Quarter 2020 Financial and Operating Results

- Highly experienced business development executive, Alex Monteith, named as Senior Vice President and Chief Business Officer

- Qwo™ (collagenase clostridium histolyticum-aaes) approved by FDA for treatment of cellulite

- Patient dosing initiated in clinical trials for XIAFLEX® in both plantar fibromatosis and adhesive capsulitis

WILMINGTON, DE – August 10, 2020 – BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company that originated and continues to develop collagenase-based therapies with a first-in-class collagenase-based product marketed as XIAFLEX® in North America, today announced its financial results for the second quarter ended June 30, 2020.

“While we anticipated an impact on second quarter 2020 royalty revenue due to COVID-19, our cash position remains strong, and we are projecting a rebound in XIAFLEX® royalties in the second half of 2020. With the recent addition of Alex Monteith as our CBO, the approval of Qwo™, or CCH-aaes, by the FDA and the initiation of patient dosing for XIAFLEX® in plantar fibromatosis and adhesive capsulitis, we are well positioned to continue to execute on our strategic initiatives of expanding the uses of the XIAFLEX platform and adding additional assets to the BioSpecifics portfolio,” said Joseph Truitt, Chief Executive Officer of BioSpecifics.

Second Quarter 2020 Financial Results

As of June 30, 2020, BioSpecifics had cash and cash equivalents and investments of $119.8 million, compared to $105.8 million as of December 31, 2019.

BioSpecifics reported GAAP net income of $0.1 million for the second quarter ended June 30, 2020, or $0.02 per basic share and $0.02 per share on a fully diluted basis, compared to GAAP net income of $6.4 million, or $0.88 per basic share and $0.87 per share on a fully diluted basis, for the same period in 2019.

BioSpecifics reported non-GAAP net income of $0.8 million for the second quarter ended June 30, 2020, or $0.11 per basic share and $0.11 per share on a fully diluted basis, compared to non-GAAP net income of $6.5 million, or $0.89 per basic share and $0.89 per share on a fully diluted basis, for the same period in 2019.

Total revenue for the second quarter ended June 30, 2020 was $3.9 million, compared to $8.9 million for the same period in 2019. Revenues decreased 56% year-over-year in the second quarter ended June 30, 2020, and 60% from the first quarter ended March 31, 2020, due to the impacts of the COVID-19 pandemic, including, without limitation, the effect of significant office closures and less office visits for physician-administered products.

GAAP research and development expenses were $0.2 million for both the second quarter ended June 30, 2020 and for the same period in 2019. Non-GAAP research and development expenses for the second quarter ended June 30, 2020 were $0.1 million, compared to $0.2 million for the same period in 2019.

GAAP general and administrative expenses for the second quarter ended June 30, 2020 were $4.0 million, compared to $1.7 million for the same period in 2019. Non-GAAP general and administrative expenses for the second quarter ended June 30, 2020 were $3.2 million, compared to $1.6 million for the same period in 2019.

Provision for income taxes for the second quarter ended June 30, 2020 were $24,000, compared to $1.1 million for the same period in 2019.

As of June 30, 2020, BioSpecifics had 7,344,955 shares of common stock outstanding.

XIAFLEX® Franchise Highlights

•

BioSpecifics’ royalty revenues from the XIAFLEX® commercial franchise down 56% year-over-year: Royalty revenue from XIAFLEX® for the second quarter was down as a result of the impacts of the COVID-19 pandemic, including, without limitation, physician office closures and a decline in patients electing to be treated. Endo expects quarter-over-quarter revenue growth in the third quarter of 2020 to be in the mid to high 40 percent range as physician and patient activities continue returning toward pre-COVID-19 levels.

•

Qwo™ (collagenase clostridium histolyticum-aaes), the first and only U.S Food and Drug Administration (FDA)-approved injectable treatment for cellulite: In July 2020, CCH-aaes was approved by the FDA for the treatment of cellulite. Endo’s commercial launch is expected to occur in the first half of 2021.

•

New studies for plantar fibromatosis and adhesive capsulitis initiated in June and July 2020, respectively: Endo dosed the first patient in a clinical trial in plantar fibromatosis in June 2020 and adhesive capsulitis in July 2020. Plantar fibromatosis is a non-malignant thickening of the feet’s deep connective tissue or fascia that occurs in five to 11 percent of the adult population in the U.S. Adhesive capsulitis, also known as frozen shoulder, is an inflammation and thickening of the shoulder capsule due to collagen which causes decreased motion in the shoulder that occurs in two to five percent of the adult population in the U.S. There are currently no FDA-approved pharmaceutical therapies available to treat either condition.

Corporate Highlights

•

Alex Monteith appointed Chief Business Officer: In July 2020, BioSpecifics announced the appointment of Alex Monteith as Senior Vice President and Chief Business Officer. Mr. Monteith has extensive business development experience and industry knowledge, and last served as Vice President of Business Development for Deerfield Management, LLC.

Non-GAAP Financial Information

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP net income, non-GAAP net income per share, non-GAAP research and development expense, and non-GAAP general and administrative expense, because such measures exclude stock-based compensation, restructuring expense and separation costs.

These measures supplement BioSpecifics’ financial results prepared in accordance with GAAP. BioSpecifics utilizes these financial measures, along with financial measures in accordance with GAAP, to evaluate the Company’s operating performance. Additionally, the Company believes that non-GAAP financial measures will be used by certain investors to measure the Company’s operating results. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance of BioSpecifics and its future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of BioSpecifics’ liquidity. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a commercial-stage biopharmaceutical company that discovered and developed a proprietary form of injectable collagenase (CCH), which is currently marketed by the Company’s partner, Endo International plc (Endo), as XIAFLEX® in North America for the treatment of Dupuytren’s contracture and Peyronie’s disease. Following U.S. Food and Drug Administration approval of CCH-aaes for the treatment of moderate to severe cellulite in the buttocks of adult woman in July 2020, Endo expects Qwo™ to be commercially available in the first half of 2021. The XIAFLEX® research and development pipeline includes several additional potential indications including adhesive capsulitis and plantar fibromatosis, which are currently in clinical development by Endo. For more information, please visit www.biospecifics.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, and objectives of management, shareholder value, the effect of recent management leadership changes, the timing and occurrence of commercial launches, potential indications, research and development plans, indications in development, and the assumptions underlying or relating to such statements, are “forward-looking statements.” These forward-looking statements include statements regarding the commercial launch of CCH-aaes for the treatment of cellulite, as well as the impacts of the novel coronavirus (COVID-19) global pandemic. In some cases, these statements can be identified by forward-looking words such as “expect,” “plan,” “anticipate,” “potential,” “estimate,” “can,” “will,” “continue,” “believe,” the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on our current expectations and our projections about future events and various assumptions. There can be no assurance that we will realize our expectations or that our beliefs will prove correct. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements, including, but not limited to: the timing of regulatory filings and action; the ability of Endo to achieve its objectives for XIAFLEX® and Qwo™; the market for XIAFLEX® in, and timing, initiation, and outcome of clinical trials for, additional indications, which will determine the amount of milestone, royalty, mark-up on cost of goods sold, license, and sublicense income that the Company may receive; the potential of XIAFLEX® to be used in additional indications; Endo modifying its objectives or allocating resources other than to XIAFLEX® and Qwo™; the impacts of the novel coronavirus (COVID-19) global pandemic; and other risk factors identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and otherwise in its filings and reports filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, are expressly qualified in their entirety by the cautionary statements included in this press release and, except as may be required by law, the Company assumes no obligation to update these forward-looking statements.

Biospecifics Technologies Corporation

and Subsidiaries

Consolidated Statements of Operations

(unaudited)

	Three months ended June 30		Six months ended June 30
	2020	2019	2020	2019
Revenues:
Royalties	$3,903,402	$8,852,986	$13,572,069	$16,982,127

Total revenues	3,903,402	8,852,986	13,572,069	16,982,127
Costs and expenses:
Research and development	160,461	161,321	282,431	310,857
General and administrative	3,993,861	1,728,125	7,161,907	4,635,284
Restructuring expense	—	—	1,146,045	—

Total cost and expenses	4,154,322	1,889,446	8,590,383	4,946,141

Operating income	(250,920)	6,963,540	4,981,686	12,035,986
Other income:
Interest Income	390,888	517,156	870,597	966,580
Income before income tax expense	139,968	7,480,696	5,852,283	13,002,566
Provision for income tax expense	(24,172)	(1,054,236)	(1,237,681)	(2,159,511)

Net income	$115,796	$6,426,460	$4,614,602	$10,843,055

Basic net income per share	$0.02	$0.88	$0.63	$1.49

Diluted net income per share	$0.02	$0.87	$0.63	$1.48

Shares used in computation of basic net income per share	7,337,460	7,308,268	7,337,564	7,292,663

Shares used in computation of diluted net income per share	7,361,764	7,349,696	7,361,256	7,344,008

Biospecifics Technologies Corporation

and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Information

(unaudited)

	Three months ended June 30		Six months ended June 30
	2020	2019	2020	2019
GAAP net income	$115,796	$6,426,460	$4,614,602	$10,843,055
Non-GAAP adjustments:
Stock-based compensation	162,464	118,678	472,338	260,466
Restructuring expense (1)	—	—	1,146,045	—
Separation costs	672,025	—	672,025	290,439
Tax effect of adjustments	(144,116)	(16,722)	(484,421)	(91,505)

Non-GAAP net income	$806,168	$6,528,416	$6,420,588	$11,302,455

Basic net income per share	$0.11	$0.89	$0.88	$1.55

Diluted net income per share	$0.11	$0.89	$0.87	$1.54

Shares used in computation of basic net income per share	7,337,460	7,308,268	7,337,564	7,292,663

Shares used in computation of diluted net income per share	7,361,764	7,349,696	7,361,256	7,344,008

Notes to the Reconciliation of GAAP to Non-GAAP Financial Information:

(1) Restructuring expense includes $190,433 of stock-based compensation expense.
Research and development expense reconciliation:
GAAP research and development expenses	$160,461	$161,321	$282,431	$310,857
Separation costs	(31,053)	—	(31,053)	—

Non-GAAP research and development expenses	$129,408	$161,321	$251,378	$310,857

General and Administrative expense reconciliation:
GAAP general and administrative expenses	$3,993,861	$1,728,125	$7,161,907	$4,635,284
Stock-based compensation	(162,464)	(118,678)	(472,338)	(260,466)
Separation costs	(640,972)	—	(640,972)	(290,439)

Non-GAAP general and administrative expenses	$3,190,425	$1,609,447	$6,048,597	$4,084,379

BioSpecifics Technologies Corp.

Selected Condensed Consolidated Balance Sheet Data

(Unaudited)

	June 30, 2020	December 31, 2019 (1)
Cash and cash equivalents	$16,871,522	$4,999,183
Investments	102,972,062	100,808,942
Accounts receivable	11,696,598	19,065,919
Working capital	108,217,625	107,848,984
Total assets	133,781,785	126,653,268
Deferred tax liabilities	395,858	572,660
Total stockholders’ equity	129,417,438	124,491,102

(1)

The selected consolidated balance sheet information for the year ended December 31, 2019 have been derived from the audited financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

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Stern Investor Relations, Inc.

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sarah.mccabe@sternir.com